Exhibit 99.2

CONTACT INFORMATION

Investor Relations

Contact:	Mary Kay Ladone, Vice President, Investor Relations
Phone:	312-819-9387
Email:	MaryKay.Ladone@hill-rom.com

Media

Contact:	Howard Karesh, Vice President, Corporate Communications
Phone:	312-819-7268
Email:	Howard.Karesh@hill-rom.com

HILL-ROM HIGHLIGHTS LONG-TERM STRATEGIC AND FINANCIAL OBJECTIVES

2020 Outlook Reflects Value of Diversification and Innovation,
Portfolio and Business Optimization Initiatives, and Strong Operational Execution

CHICAGO, November 3, 2017 -- Hill-Rom Holdings, Inc. (NYSE: HRC), today will highlight the company’s journey to further diversify and strengthen its position as a global medical technology leader. Hill-Rom will also provide an overview of its strategic and financial objectives, including expectations for growth and other financial metrics through 2020, and its efforts to create sustainable value by capitalizing on diversification, innovation, portfolio and business optimization initiatives, and strong operational execution.

“We believe Hill-Rom is well-positioned to deliver strong financial and operational performance, and attractive shareholder returns, over the next several years as we continue on our transformational journey and execute on key strategic priorities,” said John J. Greisch, president and chief executive officer of Hill-Rom. “We have built a strong foundation, diversified our portfolio through business development and innovation, and will continue to focus on enhancing our operational execution with additional portfolio and business optimization initiatives through 2020. We are passionate about helping people get better care inside and outside the hospital and creating sustainable, long-term value for customers, patients and our shareholders.”

2020 Financial Outlook

Based on strong performance and achievement of its prior long-range financial objectives, Hill-Rom is providing a new long-range financial outlook through 2020.

Hill-Rom expects reported revenue growth (on a constant currency basis) to be in the 3 to 4 percent range on a compound annual basis from 2017 through 2020. The company expects to accelerate core revenue growth (on a constant currency basis) to the 4 to 5 percent range on a compound annual basis from 2017 to 2020. Core revenue adjusts for recent divestitures and other non-strategic assets the company may exit before 2020, with 2017 annual revenue of approximately $100 million.

The company’s focus on operating efficiencies and disciplined cost management has resulted in significant improvement in its margin profile over the last few years. Hill-Rom reaffirmed its commitment to driving continued margin expansion, targeting an adjusted gross margin of approximately 50 percent and adjusted operating margin in the 19 to 20 percent range by 2020. Expansion is expected to be driven by product mix benefits, margin-accretive new product revenue of more than $350 million by 2020 and ongoing business optimization initiatives. The company expects to drive approximately $50 million in pre-tax business optimization savings over the next several years, a portion of which will be reinvested to align resources with key priority growth areas, expand internationally and enhance global capabilities across the business.

As a result of planned revenue growth acceleration and margin expansion, Hill-Rom expects to grow adjusted earnings per share in the 10 to 12 percent range on a compound annual basis through 2020. In addition, the company expects to generate cumulative operating cash flow of more than $1.1 billion and cumulative free cash flow of approximately $800 million over the next three years.

“Our commitment to generate accelerated core revenue growth and sustainable margin expansion is expected to result in double-digit adjusted earnings per share growth and significant operating cash flow through 2020,” continued Greisch. “This compelling outlook reflects continued momentum, operational execution and financial discipline as we capitalize on the attractive growth prospects across our business portfolio and advance innovation.”

………………………………………………………….
Discussion of Adjusted Financial Measures

Hill-Rom Holdings, Inc., routinely provides gross margin, operating margin and earnings per share results and guidance on an adjusted basis because the company’s management believes these measures contribute to an understanding of our financial performance and provide additional analytical tools to understand our results from core operations and reveal underlying trends. These measures exclude strategic developments, acquisition and integration costs, special charges and other unusual events. The company also excludes expenses associated with the amortization of intangible assets associated with prior business acquisitions. These adjustments are made to allow investors to evaluate and understand operating trends excluding the non-cash impact of acquired intangible amortization on operating income and earnings per share.

Management uses these measures internally for planning, forecasting and evaluating the performance of the business. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.

Our adjusted gross margin, adjusted operating margin and adjusted earnings per diluted share outlook exclude the impact of intangible asset amortization associated with prior business acquisitions which, solely with respect to adjusted earnings per share, we expect to be $1.00 to $1.10 annually during the outlook period. Management also does not include adjusted items such as strategic developments, acquisition and integration costs, special charges and other unusual items in our outlook because such items are being evaluated on an ongoing basis, can be highly variable and cannot be reasonably predicted. As such, prospective quantification of these items is not feasible and a full reconciliation of non-GAAP adjusted gross margin, adjusted operating margin and adjusted earnings per share outlook to GAAP gross margin, operating margin and earnings per share have not been provided in this press release. However, as a result of significant recent acquisitions and our ongoing footprint and portfolio optimization, we do expect adjusted items we have not predicted to potentially be significant to our GAAP measures including gross margin, operating margin and earnings per share.

The company also presents certain results and its outlook through 2020 on a constant currency basis. Constant currency information compares results between periods as if foreign currency exchange rates had remained consistent period-over-period. Management monitors sales performance on an adjusted basis that eliminates the positive or negative effects that result from translating international sales into U.S. dollars. Management calculates constant currency by applying the foreign currency exchange rate for the prior period to the local currency results for the current period. Because we are unable to predict the impact of foreign currency exchange rates for the outlook period, we have calculated constant currency by applying the average foreign currency exchange rates in effect during our 2017 fiscal period and applying these rates to the outlook period.

Conference Call Webcast and Dial-in Information

The company will host a conference call and webcast today beginning at 7:00 a.m. (CT) or 8:00 a.m. (ET).

Conference Call Audio Only Dial-in information: To participate in the conference call, dial (877) 304-8969 (domestic) or (631) 291-4543 (international). Please dial into the call at least 10 minutes prior to the start to allow time to connect. The Confirmation Code is 84778918.

Webcast: A simultaneous webcast of the call will be accessible via the company’s website at http://ir.hill-rom.com/events.cfm. A recording of the webcast/call audio will be available for telephone replay through November 10, 2017. To access the replay, dial (855) 859-2056 (domestic) or (404) 537-3406 (international). For the replay, callers will need to use confirmation code #84778918. If you are unable to listen to the live webcast or the telephone replay, the webcast will be archived at http://ir.hill-rom.com/events.cfm.

Presentation: A presentation related to the company’s 2020 outlook will be posted to the Hill-Rom website prior to the webcast.

About Hill-Rom Holdings, Inc.

Hill-Rom is a leading global medical technology company with more than 10,000 employees worldwide. We partner with health care providers in more than 100 countries, across all care settings, by focusing on patient care solutions that improve clinical and economic outcomes in five core areas: Advancing Mobility, Wound Care and Prevention, Patient Monitoring and Diagnostics, Surgical Safety and Efficiency and Respiratory Health. Hill-Rom's people, products and programs work towards one mission: Every day, around the world, we enhance outcomes for patients and their caregivers. Visit www.hill-rom.com for more information.

Disclosure Regarding Forward Looking Statements

Certain statements herein contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the company's future plans, objectives, beliefs, expectations, representations, projections and outlook for 2018 and 2020. It is important to note that forward-looking statements are not guarantees of future performance, and the company’s actual results could differ materially from those set forth in any forward-looking statements. For a more in-depth discussion of factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in the company’s previously filed most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The company assumes no obligation to update or revise any forward-looking statements, unless required by law.